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                                                                   Exhibit 4.14

               SUPPLEMENT NO.1 TO BORROWER STOCK PLEDGE AGREEMENT

                  THIS AGREEMENT SUPPLEMENTS THE BORROWER STOCK
                   PLEDGE AGREEMENT BETWEEN THE PARTIES HERETO
                           DATED AS OF APRIL 28, 2000


                  Supplement No. 1 (this "Supplement"), dated as of June 30, 2000 to the Borrower Stock Pledge Agreement dated as of April 28, 2000 (the "Borrower Stock Pledge Agreement") made by REMINGTON ARMS COMPANY, INC., a Delaware corporation (the "Borrower"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement, dated as of April 28, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders, the Agent, Bank of America, N.A, as syndication agent, Goldman Sachs Credit Partners L.P., as documentation agent, and Chase Securities Inc. and Banc of America Securities LLC, as joint lead arranges.


                              W I T N E S S E T H :
                              -------------------


                  WHEREAS, the Borrower and the Agent are parties to the Borrower Stock Pledge Agreement pursuant to which the Borrower has pledged all the Pledged Stock (as defined in the Borrower Stock Pledge Agreement) to, and granted a first lien on and security interest in the Collateral (as defined in the Borrower Stock Pledge Agreement) to, the Agent for the benefit of the Lenders;

                  WHEREAS, the Borrower is the legal and beneficial owner of the units of Pledged Stock issued by RA Brands, L.L.C., a Delaware limited liability company listed on Schedule I hereto.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

        1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Borrower Stock Pledge Agreement and the Credit Agreement.

        2. Supplement to Borrower Stock Pledge Agreement. From and after the date hereof, the Borrower Stock Pledge Agreement is hereby supplemented by adding the Pledged Stock listed on Schedule I hereto to the Pledged Stock listed on Schedule I to the

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Borrower Stock Pledge Agreement and to the definition of Pledged Stock in the
Borrower Stock Pledge Agreement.

        3. Pledge; Grant of Security Interest. The Borrower hereby delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Stock listed on Schedule I hereto and hereby grants to the Agent, for the ratable benefit of the Lenders, a first lien on and security interest in such Pledged Stock, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Such grant shall be governed by the terms and conditions of the Borrower Stock Pledge Agreement.

        4. Representations and Warranties. The representations and warranties contained in Section 4 of the Borrower Stock Pledge Agreement are made by the Borrower, after giving effect to this Supplement, as of the date hereof and as of each other date hereafter contemplated by such Section 4.

        5. Limited Effect. Except as expressly modified hereby, the Borrower Stock Pledge Agreement remains in full force and effect.

        6. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        7. Counterparts. This Supplement may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.



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                  IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its properly and duly authorized officers as of the day and year first written above.


                                          REMINGTON ARMS COMPANY, INC.


                                          By:/s/Mark Little
                                             ------------------------------
                                             Name:  Mark Little
                                             Title: Executive Vice President,
                                                    Chief Financial Officer and
                                                    Chief Administrative Officer


ACKNOWLEDGED AND AGREED AS OF
THE DATE HEREOF BY:
THE CHASE MANHATTAN BANK,
as Administrative Agent


By:/s/William J. Caggiano
   ----------------------------------------
     Title: Managing Director



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                           ACKNOWLEDGMENT AND CONSENT


        RA Brands, L.L.C., Inc. (the "Issuer") referred to in the foregoing Supplement No. 1 hereby acknowledges receipt of a copy of the Borrower Stock Pledge Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Borrower Stock Pledge Agreement. The Issuer further agrees that the terms of paragraph 9(c) of the Borrower Stock Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Borrower Stock Pledge Agreement.

                                          RA BRANDS, L.L.C.


                                          By:/s/Mark Little
                                             -------------------------
                                             Name: Mark Little
                                             Title: Vice President

                                          Address for Notices:

                                          RA BRANDS, L.L.C.
                                          870 Remington Drive
                                          Madison, N.C. 27025
                                          Attention: Mark Little, Vice President

                                          Telecopy: (336) 548-7779



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                                   SCHEDULE I




                          DESCRIPTION OF PLEDGED STOCK


                                                     Unit
                           Class of               Certificate           No. of
Issuer                     Units *                    No.               Units
------                     --------               -----------           ------
RA Brands, L.L.C.                                      1                100






--------
*/       Common unless otherwise indicated

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